EXHIBIT 23.2



              Consent of Independent Certified Public Accountants
              ---------------------------------------------------

                  We have issued our report dated January 31, 1995, accompanying the consolidated financial statements of Computer Horizons Corp. (the "Company") appearing in the 1994 Annual Report of the Company to its shareholders and the accompanying schedule included in the Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




                                                              GRANT THORNTON LLP


Parsippany, New Jersey
December 5, 1995